Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

             Wisconsin                               39-1380265
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

      222 West Washington Avenue
          Madison, Wisconsin                             53703
 (Address of principal executive offices)             (Zip Code)

           Alliant Energy Corporation Long-Term Equity Incentive Plan
                            (Full title of the plan)
                       ----------------------------------

           Erroll B. Davis, Jr.                              Copy to:
   President and Chief Executive Officer
        Alliant Energy Corporation                   Benjamin F. Garmer, III
        222 West Washington Avenue                       Foley & Lardner
         Madison, Wisconsin 53703                   777 East Wisconsin Avenue
              (608) 252-3311                        Milwaukee, Wisconsin 53202
   (Name, address and telephone number,                   (414) 271-2400
including area code, of agent for service)
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
    Title of                Amount           Proposed Maximum      Proposed Maximum
Securities to be             to be            Offering Price       Aggregate Offering          Amount of
   Registered             Registered            Per Share               Price               Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,          2,800,000 shares        $26.4375(1)           $74,025,000(1)           $19,542.60
$.01 par value

Common Share           2,800,000 rights            (2)                    (2)                    (2)
Purchase Rights
---------------------------------------------------------------------------------------------------------------

(1)  Estimated  pursuant to Rule 457(c) and (h) under the  Securities  Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Alliant Energy Corporation Common Stock on the New York Stock Exchange Composite Tape on December 13, 1999.

(2)  The value  attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ---------------------------

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8, Registration No. 333-41485.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by Alliant Energy Corporation (the "Company") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999, as amended by the Company's Form 10-K/A filed on November 1, 1999.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999, filed on May 17 and August 16, 1999, respectively, each as amended by the Company's Form 10-Q/As filed on November 1, 1999, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 12, 1999.

          3. The Company's Current Reports on Form 8-K, dated January 20, 1999.

          4. The description of the Company's Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, dated April 1, 1988, including any amendment or report filed for the purpose of updating such description.

          5. The description of the Company's Common Share Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated January 20, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through
(d) outlined above.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 15th day of December, 1999.

                                        ALLIANT ENERGY CORPORATION



                                        By:/s/ Erroll B. Davis, Jr.
                                           -------------------------------------
                                           Erroll B. Davis, Jr.
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Erroll B. Davis, Jr., Thomas M. Walker and John E. Ebright, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                Title                            Date
          ---------                -----                            ----


/s/ Erroll B. Davis, Jr.     President, Chief Executive        December 15, 1999
---------------------------- Officer and Director (Principal
Erroll B. Davis, Jr.         Executive Officer)


/s/ Thomas M. Walker         Executive Vice President and      December 15, 1999
---------------------------- Chief Financial Officer
Thomas M. Walker             (Principal Financial Officer)


/s/ John E. Ebright          Vice President-Controller         December 15, 1999
---------------------------- (Principal Accounting Officer)
John E. Ebright

          Signature                Title                            Date
          ---------                -----                            ----


/s/ Alan B. Arends           Director                          December 15, 1999
----------------------------
Alan B. Arends


/s/ Rockne G. Flowers        Director                          December 15, 1999
----------------------------
Rockne G. Flowers


/s/ Joyce L. Hanes           Director                          December 15, 1999
----------------------------
Joyce L. Hanes


/s/ Lee Liu                  Director                          December 15, 1999
----------------------------
Lee Liu


/s/ Katharine C. Lyall       Director                          December 15, 1999
----------------------------
Katharine C. Lyall


/s/ Arnold M. Nemirow        Director                          December 15, 1999
----------------------------
Arnold M. Nemirow


/s/ Milton E. Neshek         Director                          December 15, 1999
----------------------------
Milton E. Neshek


/s/ Jack R. Newman           Director                          December 15, 1999
----------------------------
Jack R. Newman


/s/ Judith D. Pyle           Director                          December 15, 1999
----------------------------
Judith D. Pyle


/s/ Robert D. Ray            Director                          December 15, 1999
----------------------------
Robert D. Ray


/s/ Robert W. Schlutz        Director                          December 15, 1999
----------------------------
Robert W. Schlutz

          Signature                Title                            Date
          ---------                -----                            ----


/s/ Wayne H. Stoppelmoor     Director                          December 15, 1999
----------------------------
Wayne H. Stoppelmoor

/s/ Anthony R. Weiler        Director                          December 15, 1999
----------------------------
Anthony R. Weiler

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                           Exhibit Description
---------                        -------------------

(4.1) Alliant Energy Corporation Long-Term Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-9894)).

(4.2) Rights Agreement, dated as of January 20, 1999, between Alliant Energy Corporation and Firstar Bank, N. A. (incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated January 20, 1999 (File No. 1-9894)).

(5)       Opinion of Foley & Lardner.

(23.1)    Consent of Arthur Andersen LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit (5)).

(24)      Power of Attorney (contained on the signature page hereto).



                                      E-1